Sales Report:Supplement No. 29 dated Aug 31, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 419656
This series of Notes was issued and sold upon the funding of the borrower loan #38336, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction start date:	Aug-07-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-21-2009

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$123.17
Final lender yield:	18.00%	Final borrower rate/APR:	19.00% / 21.22%	Final monthly payment:	$109.97

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.42%
Lender servicing fee:	1.00%	Estimated return:	7.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1999	Debt/Income ratio:	13%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	5y 7m
Amount delinquent:	$0	Revolving credit balance:	$23,848	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	eloop	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	19 ( 100% )	660-680 (Latest)
Principal borrowed:	$9,000.00	< mo. late:	0 ( 0% )	680-700 (Jun-2008) 680-700 (Oct-2007)
Principal balance:	$3,667.97	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Preparing a Rental Property
Purpose of loan:
The purpose of this loan will be to make a few cosmetic improvements to my house that will shortly become a rental property.? I am relisting at a lower amount.? My credit score has gone down since my last Prosper loan, but I dont know why, I have not missed any payments.? I promise I am a creditworthy borrower, who has the capacity to repay this small debt.?
My financial situation:
I have a secure job, as well as sources of passive income which provide an adjusted gross income of 125,000 per year.? I have enough in savings and stocks to service this loan request.? I have invested in 40 loans on Prosper.? I have borrowed two loans from Prosper over the last three years.? Needless to say I am a huge believer in Peer to Peer lending.

Monthly net income: 8,300

Monthly expenses: $
??Housing: $ 1300
??Insurance: $ 140
??Car expenses: $ 350
??Utilities: $ 200
??Phone, cable, internet: $ 120
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: Thanks for the question. I will pay this off according to the terms of the loan. I want us all to earn as much as we can. I appreciate your confidence and trust. (Aug-15-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Syzygy	$25.00	$25.00	8/13/2009 2:09:58 PM
orangemutt	$50.00	$50.00	8/15/2009 8:10:37 PM
Credit2Prosper	$25.00	$25.00	8/15/2009 6:15:48 PM
Frankk2	$30.00	$30.00	8/18/2009 7:01:02 AM
Dollars4Rent	$25.00	$25.00	8/18/2009 12:22:22 PM
bejfishing	$25.00	$25.00	8/18/2009 6:59:14 PM
hoffspot	$50.00	$50.00	8/19/2009 9:05:19 AM
medkoder	$25.00	$25.00	8/19/2009 3:51:39 PM
jjb516	$150.64	$150.64	8/19/2009 7:29:19 PM
delivery	$25.00	$25.00	8/20/2009 9:21:07 AM
Snoopylover	$25.00	$25.00	8/20/2009 12:28:03 PM
asdf9876	$50.00	$50.00	8/20/2009 7:33:19 PM
bst	$55.00	$55.00	8/20/2009 9:05:27 PM
Ray3486	$25.00	$25.00	8/20/2009 5:38:29 PM
dood2112	$25.00	$25.00	8/20/2009 6:05:10 PM
maga	$58.00	$58.00	8/20/2009 7:04:51 PM
BlueProteus	$25.00	$25.00	8/21/2009 1:10:06 AM
ChoiceInvestments	$25.00	$25.00	8/20/2009 8:59:25 PM
CA_Lender	$25.00	$25.00	8/21/2009 6:46:57 AM
ochardlender	$25.00	$25.00	8/21/2009 7:26:59 AM
ColoradoLender82	$25.00	$25.00	8/21/2009 9:06:46 AM
druidpoet	$25.00	$25.00	8/21/2009 11:46:37 AM
zapquoc	$25.00	$25.00	8/21/2009 10:02:16 AM
northern_paddler	$25.00	$25.00	8/21/2009 12:53:14 PM
bullwink27	$40.00	$40.00	8/21/2009 1:33:56 PM
investment-cluster	$25.00	$25.00	8/21/2009 1:42:36 PM
best-generosity-financier	$25.00	$25.00	8/21/2009 2:39:02 PM
hawaiitechnical	$25.00	$25.00	8/21/2009 1:52:21 PM
Galdis	$25.00	$25.00	8/21/2009 2:25:48 PM
maga	$378.00	$378.00	8/21/2009 2:51:55 PM
bst	$75.00	$75.00	8/21/2009 2:33:36 PM
unger	$293.91	$293.91	8/17/2009 11:48:25 AM
BAEVentures	$25.00	$25.00	8/17/2009 9:56:59 PM
HVAC-Tech	$25.00	$25.00	8/18/2009 7:29:25 AM
Kash2010lu	$25.00	$25.00	8/18/2009 5:56:08 PM
redwraith	$25.00	$25.00	8/18/2009 7:16:24 PM
unger	$200.00	$200.00	8/19/2009 3:53:26 PM
mpatrick	$200.00	$53.41	8/20/2009 10:23:33 AM
DackoDenk	$25.00	$25.00	8/20/2009 3:38:19 PM
aldeed	$100.00	$100.00	8/20/2009 6:21:11 PM
mobius_titan	$25.00	$25.00	8/21/2009 4:24:03 AM
bst	$25.00	$25.00	8/21/2009 2:59:57 AM
lookin_up	$50.00	$50.00	8/21/2009 6:11:44 AM
EEasyMoney	$25.00	$25.00	8/21/2009 7:15:11 AM
silver-explorer	$36.00	$36.00	8/21/2009 9:36:11 AM
bst	$60.00	$60.00	8/21/2009 10:44:14 AM
tigercat	$50.00	$50.00	8/21/2009 1:07:20 PM
atlmoneyman	$105.04	$105.04	8/21/2009 11:40:57 AM
Schmendrick	$100.00	$100.00	8/21/2009 12:17:09 PM
Leshan	$50.00	$50.00	8/21/2009 12:35:16 PM
ORteacher	$25.00	$25.00	8/21/2009 1:30:40 PM
Packers18	$75.00	$75.00	8/21/2009 1:40:38 PM
USCGC	$50.00	$50.00	8/21/2009 2:15:07 PM
division177	$25.00	$25.00	8/21/2009 3:21:11 PM
nasdaq87	$40.00	$40.00	8/21/2009 3:27:23 PM
shellstar	$25.00	$25.00	8/21/2009 3:46:27 PM
56 bids
Borrower Payment Dependent Notes Series 420292
This series of Notes was issued and sold upon the funding of the borrower loan #38343, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,200.00	Prosper Rating:	AA	Auction start date:	Aug-12-2009
Term:	36 months	Estimated loss:	0.6%	Auction end date:	Aug-26-2009

Starting lender yield:	8.13%	Starting borrower rate/APR:	9.13% / 11.23%	Starting monthly payment:	$70.09
Final lender yield:	5.50%	Final borrower rate/APR:	6.50% / 8.56%	Final monthly payment:	$67.43

Auction yield range:	3.23% - 8.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	4.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Sep-1990	Debt/Income ratio:	16%
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	9y 0m
Amount delinquent:	$0	Revolving credit balance:	$5,496	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	21%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	tr8dergal	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	780-800 (Latest)
Principal borrowed:	$2,200.00	< mo. late:	0 ( 0% )	780-800 (Mar-2008)
Principal balance:	$1,199.67	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Re-Invest In Prosper
Purpose of loan:
This loan will be used to reinvest in Prosper

My financial situation:
I am a good candidate for this loan because, I have very little debt and do not like to have a lot of bills.? I am employed full time and pay all of my bills on time.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

The-Lighthouse-Group	$50.00	$50.00	8/14/2009 8:42:36 AM
gizmo65	$100.00	$100.00	8/14/2009 10:25:31 PM
billnsc	$25.00	$25.00	8/16/2009 6:59:10 PM
dudebrah	$25.00	$25.00	8/17/2009 12:42:09 PM
Digs	$25.00	$25.00	8/19/2009 11:07:58 AM
SchaeferJ	$25.00	$25.00	8/19/2009 10:52:19 AM
Dollars4Rent	$25.00	$25.00	8/19/2009 3:24:20 PM
paramjit	$51.93	$51.93	8/20/2009 4:29:49 PM
sgmm330	$25.00	$25.00	8/20/2009 9:30:49 PM
LittleMingo	$25.00	$25.00	8/21/2009 11:13:55 AM
Circle_of_Life	$100.00	$100.00	8/21/2009 8:21:49 PM
jer74	$50.00	$50.00	8/24/2009 11:02:49 AM
YummiBear	$25.00	$25.00	8/24/2009 6:37:40 PM
Toony	$25.00	$25.00	8/24/2009 4:06:37 PM
octoberfresh	$25.00	$25.00	8/25/2009 7:01:15 AM
kf88	$50.00	$50.00	8/25/2009 1:06:47 PM
richmondcowboy	$50.00	$50.00	8/26/2009 6:41:11 AM
mlj0671	$100.00	$100.00	8/26/2009 7:54:22 AM
mwb	$25.00	$25.00	8/26/2009 7:45:14 AM
SanJoser	$150.00	$150.00	8/26/2009 9:14:35 AM
sunny1985	$25.00	$25.00	8/26/2009 12:01:48 PM
don'twannadance	$50.00	$50.00	8/26/2009 12:18:24 PM
amit_gu	$100.00	$100.00	8/26/2009 2:51:17 PM
Rob717171	$150.00	$150.00	8/26/2009 2:45:17 PM
bossyboots01	$50.00	$50.00	8/26/2009 3:38:27 PM
kander80	$25.00	$25.00	8/26/2009 3:45:44 PM
best-generosity-financier	$25.00	$25.00	8/26/2009 3:59:05 PM
gizmo65	$305.34	$305.34	8/14/2009 10:41:19 PM
HOPPS	$25.00	$25.00	8/15/2009 10:50:10 PM
UKJase	$25.00	$25.00	8/16/2009 4:36:48 PM
rmpedi33	$25.00	$25.00	8/17/2009 8:53:30 AM
HealthAndSafety	$100.00	$100.00	8/22/2009 6:43:15 AM
payontime1	$50.00	$50.00	8/22/2009 10:33:55 PM
power-expert	$25.00	$25.00	8/25/2009 11:24:04 AM
khamlagirl	$50.00	$50.00	8/25/2009 1:05:04 PM
kgeezy	$50.32	$50.32	8/26/2009 7:41:34 AM
Garlic72	$90.79	$4.75	8/26/2009 10:00:41 AM
socal-lender	$25.00	$25.00	8/26/2009 11:32:10 AM
skaught	$37.66	$37.66	8/26/2009 1:50:46 PM
Astyanax	$50.00	$50.00	8/26/2009 2:48:43 PM
vikings23	$25.00	$25.00	8/26/2009 2:52:44 PM
41 bids
Borrower Payment Dependent Notes Series 420394
This series of Notes was issued and sold upon the funding of the borrower loan #38340, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,400.00	Prosper Rating:	A	Auction start date:	Aug-13-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-27-2009

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 14.13%	Starting monthly payment:	$79.71
Final lender yield:	7.95%	Final borrower rate/APR:	8.95% / 11.04%	Final monthly payment:	$76.26

Auction yield range:	4.23% - 11.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	5.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-2002	Debt/Income ratio:	33%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	6	Length of status:	4y 2m
Amount delinquent:	$0	Revolving credit balance:	$8,196	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	wondergirl	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	11 ( 100% )	720-740 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	720-740 (Oct-2008) 660-680 (Nov-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Getting aggressive about my debt
Purpose of loan:
I'd like to pay off my credit card debt in order to feel more comfortable going back to school (hard to want to take on debt when you've already got plenty.) I think the economy has been hard on a lot of people, so I will not even go into how tough a year it's been. But it's looking better everyday! Trying to pay for a Prius in your twenties is a silly venture, but I wouldn't have it any other way. Love my car. Couldn't settle for less on something I have to shell out my hard earned cash for every month.

My financial situation:
I'm a great candidate for a loan because I pay back loans. That's probably what everyone says, but I've had a loan here on Prosper and paid it back, so I know it's true. The last loan I put in here was fully funded at 11% when Prosper entered it's quiet period. I can't seem to get quite the same rate at all, but hopefully this will help me get started on my way to paying off all my cards. This loan is to pay off my dreaded Target Visa which has the highest interest of my cards. I even make more than I used to!

I've worked at the same place for years and know I'm secure there.

Feel free to ask me questions! And thank you for considering my loan. You will not be let down if you choose to invest with me.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What are your current monthly expenses and income? Also, what is the balance and interest rate on the card you are paying off? Do you have other high interest cards aside from this one? Please answer publicly. Thanks and best of luck! - BAEVentures
A: My monthly expenses are currently $410/rent, $475.13/car, $160/insurance, $170-300/CC payments (depends on how much extra I can pay per month.) The balance on the card I'm paying off is $2,327.61 at 22.99%. I have only two other credit cards. One I keep paid off, the other is a Wells Fargo Visa with a $5K balance at 12.7%. Thanks! (Aug-16-2009)
Q: And your current income? Assuming based on your rent figure that either includes utilities or it is split and someone else covers them? Also how much do you spend in 'disposable income', ie food, household, entertainment, etc. Thanks again! - BAEVentures
A: I take home between $1,500-1,750 per month usually. I average about $27K-$32K a year. I am flexible with my 401K contributions depending on how much of my income I actually need at any certain point. I just cut back, for instance, so that I could pay more towards my credit card debt. Retirement is important too though! We split utilities; my share is usually around $50-100 depending on time of year. Just paid $73.13 for this months yesterday. Disposable income is around $75-100/week on average. (Aug-18-2009)
Q: Last question, I know there's not much time left, but how long do you plan to keep this loan? My bid is in @ 6% ! best of luck! - BAEVentures
A: Well; as long as it takes to pay it off. ; ) Okay, but really...I will likely pay this loan off in less than the 3 years I'll be given. How soon depends on how much commission I make in the near future. So really it could be anywhere from less than a 1 year (like my 1st Prosper loan of $5K) or it could take me a bit longer, as it is shaping up to be that this loan may no longer be my highest APR. Either way, you can expect that I will not take the entire 3 years. (Aug-24-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Personal-Bond	$50.00	$50.00	8/18/2009 9:06:18 PM
quiggles	$50.00	$50.00	8/20/2009 11:34:23 AM
qkinger	$50.00	$50.00	8/21/2009 6:34:54 PM
hellasow	$30.00	$30.00	8/23/2009 7:40:19 AM
bid-wonder	$25.00	$25.00	8/23/2009 11:27:20 PM
BAEVentures	$50.00	$50.00	8/23/2009 10:56:28 PM
carmat60	$25.00	$25.00	8/25/2009 2:19:55 AM
SuperInvestor82	$25.00	$25.00	8/25/2009 1:37:04 PM
yogi1975	$25.00	$25.00	8/25/2009 2:48:00 PM
ekbangali	$50.00	$50.00	8/26/2009 3:45:36 PM
Sven79	$100.00	$100.00	8/26/2009 12:48:13 PM
oldman68	$25.00	$25.00	8/26/2009 9:59:44 PM
VanCleveHoldings	$54.27	$54.27	8/27/2009 2:46:06 AM
ScottFinance	$25.00	$25.00	8/27/2009 5:51:24 AM
UC3307	$90.00	$90.00	8/27/2009 11:42:09 AM
tedi-tif	$50.00	$47.14	8/27/2009 1:24:25 PM
maga	$50.00	$50.00	8/27/2009 10:36:59 AM
richmondcowboy	$50.00	$50.00	8/27/2009 2:00:45 PM
power-expert	$25.00	$25.00	8/27/2009 2:01:47 PM
Apache6	$25.00	$25.00	8/27/2009 2:16:25 PM
redskinfan401	$40.00	$40.00	8/27/2009 12:16:47 PM
Canute	$25.00	$25.00	8/27/2009 3:21:31 PM
kf88	$60.00	$60.00	8/27/2009 1:06:42 PM
slgilligan	$50.00	$50.00	8/27/2009 2:05:14 PM
best-generosity-financier	$25.00	$25.00	8/27/2009 4:24:11 PM
One-ninety-three	$25.00	$25.00	8/14/2009 8:46:15 PM
BankofBeth	$50.00	$50.00	8/16/2009 7:43:51 PM
buckyhead2000	$25.00	$25.00	8/17/2009 10:22:45 AM
Flying_Tilapia	$50.00	$50.00	8/17/2009 11:50:38 AM
HealthAndSafety	$50.00	$50.00	8/22/2009 6:48:50 AM
rmpedi33	$50.00	$50.00	8/24/2009 7:37:49 AM
bkb7484	$25.00	$25.00	8/25/2009 4:08:51 AM
GABC-1	$50.00	$50.00	8/25/2009 10:09:41 AM
JerryB96	$25.00	$25.00	8/25/2009 10:41:35 PM
truth-candy	$25.00	$25.00	8/26/2009 1:28:07 PM
gjm6d	$25.00	$25.00	8/26/2009 2:03:51 PM
crazybunga	$25.00	$25.00	8/26/2009 10:13:10 PM
MarkDown	$25.00	$25.00	8/26/2009 10:19:01 PM
Russia5M	$25.00	$25.00	8/27/2009 6:28:12 AM
Barrayaran	$25.00	$25.00	8/27/2009 6:48:59 AM
Charmart	$25.00	$25.00	8/27/2009 8:04:27 AM
behicks	$87.96	$87.96	8/27/2009 11:17:23 AM
Schwamie	$80.63	$80.63	8/27/2009 3:42:49 PM
RadarLuv	$25.00	$25.00	8/27/2009 1:55:55 PM
IM-SHARKY	$500.00	$500.00	8/27/2009 1:57:54 PM
catalystcf	$60.00	$60.00	8/27/2009 3:58:49 PM
suzanny	$25.00	$25.00	8/27/2009 2:28:51 PM
piano55	$25.00	$25.00	8/27/2009 4:09:03 PM
48 bids
Borrower Payment Dependent Notes Series 420764
This series of Notes was issued and sold upon the funding of the borrower loan #38308, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction start date:	Aug-17-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-23-2009

Starting lender yield:	17.50%	Starting borrower rate/APR:	18.50% / 22.25%	Starting monthly payment:	$36.40
Final lender yield:	17.50%	Final borrower rate/APR:	18.50% / 22.25%	Final monthly payment:	$36.40

Auction yield range:	4.23% - 17.50%	Estimated loss impact:	2.17%
Lender servicing fee:	1.00%	Estimated return:	15.33%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1979	Debt/Income ratio:	71%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	11 / 10	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	3y 0m
Amount delinquent:	$0	Revolving credit balance:	$11,450	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	48%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	ndlmklandman	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	3 ( 100% )	700-720 (Latest)
Principal borrowed:	$1,575.00	< mo. late:	0 ( 0% )	700-720 (Jul-2009) 700-720 (May-2009) 620-640 (Oct-2008) 660-680 (Jun-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	3
Description
Business equipment & expense
Purpose of loan:
This loan will be used to??purchase some equipment for my business and pay business expenses.

My financial situation:
I am a good candidate for this loan because? My FICO score is improving each month,?I'm making good money ($40 to $50 per hour, part time) and my husband's take-home per month is $2540.? The income and expenses listed below reflect MY personal income and half our joint expenses.???

Monthly net income: $ 1000

Monthly expenses: $?987
??Housing: $ 207
??Insurance: $ 20
??Car expenses: $ 150 (Most of these expenses are reimbursed by clients)
??Utilities: $?100
??Phone, cable, internet: $ 60
??Food, entertainment: $ 200
??Clothing, household expenses $?75
??Credit cards and other loans: $?175
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
okieinwa53 has bid a total of $105.41 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

chibear34	$25.00	$25.00	8/17/2009 5:30:16 PM
longisland47m	$25.00	$25.00	8/18/2009 10:56:06 AM
okieinwa53	$105.41	$105.41	8/18/2009 11:35:51 AM
frugalinvestor20	$25.00	$25.00	8/18/2009 12:50:46 PM
mamayama	$100.00	$100.00	8/18/2009 9:38:36 PM
lucrative-wealth	$25.00	$16.14	8/20/2009 1:28:49 AM
Unitas4302	$50.00	$50.00	8/20/2009 5:07:52 AM
kinetic-social	$25.00	$25.00	8/21/2009 4:08:33 PM
Harpersferry	$46.74	$46.74	8/21/2009 4:29:00 PM
kamegami	$50.00	$50.00	8/21/2009 7:12:41 PM
imlosttoo	$25.00	$25.00	8/22/2009 4:29:46 AM
sentry256	$25.00	$25.00	8/22/2009 8:23:25 AM
OPEO	$50.00	$50.00	8/22/2009 11:22:28 AM
MGCFINANCIALSERVICES	$25.00	$25.00	8/22/2009 12:38:53 PM
PPLIN810	$50.00	$50.00	8/22/2009 9:47:46 AM
molomex	$25.00	$25.00	8/22/2009 9:13:44 PM
CommerciaLender	$25.00	$25.00	8/18/2009 1:55:23 PM
mobius_titan	$25.00	$25.00	8/19/2009 5:21:05 AM
Halos2002	$50.00	$50.00	8/19/2009 8:01:38 AM
trekkie3po	$28.46	$28.46	8/19/2009 9:25:54 AM
SV-AZ	$25.00	$25.00	8/19/2009 11:28:57 AM
greenb	$25.00	$25.00	8/19/2009 4:33:59 PM
whois-JohnGalt	$25.00	$25.00	8/20/2009 11:38:13 AM
riverzeus	$25.00	$25.00	8/21/2009 6:04:28 PM
aboynameddrew	$28.25	$28.25	8/23/2009 2:55:26 AM
stdrgj15	$50.00	$50.00	8/22/2009 9:01:07 PM
3613925	$25.00	$25.00	8/22/2009 10:20:48 PM
27 bids
Borrower Payment Dependent Notes Series 420818
This series of Notes was issued and sold upon the funding of the borrower loan #38333, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	AA	Auction start date:	Aug-17-2009
Term:	36 months	Estimated loss:	0.6%	Auction end date:	Aug-21-2009

Starting lender yield:	8.13%	Starting borrower rate/APR:	9.13% / 11.23%	Starting monthly payment:	$63.72
Final lender yield:	7.00%	Final borrower rate/APR:	8.00% / 10.08%	Final monthly payment:	$62.67

Auction yield range:	3.23% - 8.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	6.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Sep-2003	Debt/Income ratio:	10%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	5	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$2,727	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	12%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	fulfilling-liberty	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchasing a used motorcycle
Purpose of loan:
This loan will be used to purchase a used Kawasaki Ninja 250.? Since I sold my dirtbike 10 years ago, I've wanted to purchase a street bike, but promised myself to wait until I had a secure enough financial situation to do so.? I have taken the Motorcycle Safety Foundation Riding Course, obtained my Motorcycle Endorsement, acquired quotes on insurance and am now comfortable enough to purchase a bike.? The Ninja 250 is widely recognized as an ideal beginners bike, offers reliability and is fairly inexpensive to purchase and own.

My financial situation:
I am a good candidate for this loan because as mentioned above, I have waited until I have established myself financially in my life enough to warrant purchasing a 'toy.'? My car will be paid off in just a few months and I have a good position with an established company.? My living expenses are relatively low as I am only supporting myself.? I also have a rainy day fund set aside in case something should happen.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

mtp	$50.00	$50.00	8/17/2009 4:05:02 PM
Moron_Buffet	$25.00	$25.00	8/17/2009 4:10:25 PM
honorable-yield	$50.00	$50.00	8/17/2009 4:10:49 PM
Sid-K	$50.00	$50.00	8/17/2009 4:12:00 PM
888168	$50.00	$50.00	8/17/2009 4:12:31 PM
cash-sensai2	$25.00	$25.00	8/17/2009 4:13:04 PM
bchen78875	$50.00	$50.00	8/17/2009 4:13:31 PM
ekmendenhall	$25.00	$25.00	8/17/2009 7:46:50 PM
seasportsguy	$25.00	$25.00	8/17/2009 9:11:25 PM
brightest-revenue-spark	$25.00	$25.00	8/17/2009 11:00:58 PM
buckyhead2000	$25.00	$25.00	8/18/2009 1:05:35 AM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	8/18/2009 9:35:34 AM
PotBellyPete	$25.00	$25.00	8/18/2009 9:32:34 AM
d3v0t3d	$50.00	$50.00	8/18/2009 12:15:16 PM
axelducheck	$25.00	$25.00	8/18/2009 12:20:54 PM
TJ-Financial-Group	$55.00	$55.00	8/18/2009 1:02:47 PM
Figure4	$25.00	$25.00	8/18/2009 4:03:28 PM
d3global	$25.00	$25.00	8/18/2009 4:24:45 PM
mh1169	$25.00	$25.00	8/18/2009 4:36:15 PM
elated-justice	$25.00	$25.00	8/19/2009 6:52:47 AM
abuyama22	$25.00	$25.00	8/19/2009 6:53:27 AM
personal-lender	$25.00	$25.00	8/19/2009 7:48:20 AM
leonchik77	$25.00	$25.00	8/19/2009 8:26:01 AM
Halos2002	$50.00	$50.00	8/19/2009 9:27:51 AM
rdrloan	$25.00	$25.00	8/19/2009 10:07:37 AM
surferracerskaterboy	$50.00	$50.00	8/19/2009 11:40:39 AM
shanedog	$25.00	$25.00	8/19/2009 1:43:53 PM
Goodlender42	$25.00	$25.00	8/19/2009 2:12:46 PM
Warbler	$25.00	$25.00	8/19/2009 1:33:20 PM
RandyL3	$32.55	$32.55	8/19/2009 3:13:03 PM
MonkeyPet	$25.00	$25.00	8/19/2009 6:22:41 PM
tlp43	$25.00	$25.00	8/19/2009 9:47:46 PM
julijask	$25.00	$25.00	8/20/2009 1:12:43 PM
greenback-floret	$25.00	$25.00	8/17/2009 4:08:56 PM
don8ter	$60.00	$60.00	8/17/2009 4:09:52 PM
kenyonhillbilly	$50.00	$50.00	8/17/2009 4:11:10 PM
turbospeed	$25.00	$25.00	8/17/2009 4:11:48 PM
DukSerduk	$25.00	$25.00	8/17/2009 4:12:11 PM
skuba	$50.00	$50.00	8/17/2009 4:12:50 PM
mathprof	$25.00	$25.00	8/17/2009 4:12:40 PM
Artist_Blue	$25.00	$25.00	8/17/2009 4:13:18 PM
Veridic	$25.00	$25.00	8/17/2009 4:13:49 PM
income-excellence1	$25.00	$25.00	8/17/2009 4:17:01 PM
lowestghost	$25.00	$25.00	8/17/2009 4:17:07 PM
anton	$50.00	$50.00	8/17/2009 4:45:50 PM
ClearLake	$25.00	$25.00	8/18/2009 4:36:58 AM
thedoctor	$25.00	$25.00	8/18/2009 12:32:48 PM
iruz	$40.00	$40.00	8/18/2009 6:36:06 PM
vinayski	$25.00	$2.92	8/18/2009 6:55:56 PM
BookandLaw	$25.00	$25.00	8/19/2009 9:09:22 AM
SchaeferJ	$25.00	$25.00	8/19/2009 10:52:20 AM
eyewillfindu	$25.00	$25.00	8/19/2009 3:40:17 PM
IM-SHARKY	$200.00	$200.00	8/20/2009 10:35:37 AM
MissionMicroFinance	$25.00	$25.00	8/20/2009 3:51:15 PM
treeline	$34.53	$34.53	8/20/2009 5:18:16 PM
quiggles	$25.00	$25.00	8/21/2009 10:38:50 AM
credit-investor5	$50.00	$50.00	8/21/2009 9:33:00 AM
All_Wins	$25.00	$25.00	8/21/2009 10:17:33 AM
58 bids
Borrower Payment Dependent Notes Series 420848
This series of Notes was issued and sold upon the funding of the borrower loan #38334, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction start date:	Aug-17-2009
Term:	36 months	Estimated loss:	14.7%	Auction end date:	Aug-26-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$45.24

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-2000	Debt/Income ratio:	44%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	15 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	15y 3m
Amount delinquent:	$0	Revolving credit balance:	$12,575	Occupation:	Homemaker
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	67%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	BL45	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	17 ( 100% )	620-640 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	620-640 (May-2008) 540-560 (Jan-2008)
Principal balance:	$3,360.73	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Pay Off A High Rate Credit Card
Purpose of loan:
This loan will be used to? pay off and close a credit card because my rate was just raied to 29%, even though I pay them on time every month, I have never been late with a payment, I have had this card for 6 years.? I know there is a possibility that I could end up with a higher interest rate here, but I will be paying you the interest, and I will be able to pay the credit card off and close it.

My financial situation:
I am a good candidate for this loan because??I have an existing prosper loan with an excellent payment history. I had another Prosper loan beore the current loan, I paid that one off in three months.?I have never been late with any payments on any of my accounts.? I want to get rid of this high interest rate card, pay it off and close it. I have no delinquent acoounts, and the bankruptcy listed was filed and discharged nine years ago. I will never file bankruptcy again.? I am a stay at home mom, and I receive a guaranteed monthly income in social security benefits since the death of my husband. Please consider helping me. I will not have any problem paying this loan back, and I will pay it back before the length of the loan.? My Prosper account is set to Debit my bank account each month for the payment, and I will be making extra payments. Thank you and have a great day.

Monthly net income: $ 2400

Monthly expenses: $
??Housing: $ 450 (my share)
??Insurance: $ 60.00
??Car expenses: $
??Utilities: $150.00
??Phone, cable, internet: $ 160.00
??Food, entertainment: $??300.00 ( my?share)
??Clothing, household expenses $
??Credit cards and other loans: $ 500.00 (includes current Prosper loan)
??Other expenses: $ 300.00? (Car Payment)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: I will be paying this loan back within 3 - 6 months. (Aug-17-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Jasmel	$100.00	$100.00	8/18/2009 6:00:08 AM
hektek22	$300.00	$300.00	8/24/2009 6:22:08 PM
mrbill5548	$25.00	$25.00	8/25/2009 6:52:28 AM
BBL	$260.00	$260.00	8/26/2009 4:39:02 PM
PotBellyPete	$25.00	$25.00	8/19/2009 11:42:12 AM
kingbob	$25.00	$25.00	8/24/2009 10:30:16 AM
kinetic-social	$25.00	$25.00	8/24/2009 5:07:16 PM
mobius_titan	$25.00	$25.00	8/25/2009 6:51:49 AM
FarmersBank	$25.00	$25.00	8/26/2009 6:39:15 AM
jgar_O	$35.00	$35.00	8/26/2009 7:50:04 AM
foothillender	$25.00	$25.00	8/26/2009 8:29:24 AM
lending-bear	$25.00	$25.00	8/26/2009 3:35:50 PM
investment-cluster	$50.00	$50.00	8/26/2009 4:27:32 PM
BBL	$25.00	$5.00	8/26/2009 4:42:36 PM
think_globally_act_locally	$50.00	$50.00	8/26/2009 4:37:10 PM
15 bids
Borrower Payment Dependent Notes Series 419821
This series of Notes was issued and sold upon the funding of the borrower loan #38305, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction start date:	Aug-10-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-24-2009

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 31.39%	Starting monthly payment:	$41.06
Final lender yield:	22.55%	Final borrower rate/APR:	23.55% / 27.42%	Final monthly payment:	$39.00

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.55%
Lender servicing fee:	1.00%	Estimated return:	12.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1991	Debt/Income ratio:	23%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	8 / 5	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	23	Length of status:	0y 11m
Amount delinquent:	$374	Revolving credit balance:	$8,366	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	61%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	3
Screen name:	taffyann58	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off bills
Purpose of loan:
This loan will be used to get bills paid off.

My financial situation:
I am a good candidate for this loan because?I have a steady job. My prior employer made a management change that resulted in me leaving my Property Manager's position after 9 years. I secured another job after just 30 days, but at a much lower rate of pay. I am trying to pay off some earlier bills, so that I can live within my new means.

Monthly net income: $ 2,000

Monthly expenses: $
??Housing: $ 625
??Insurance: $ 125
??Car expenses: $ 250
??Utilities: $ 90
??Phone, cable, internet: $ 105
??Food, entertainment: $ 200
??Clothing, household expenses $ 50????
??Credit cards and other loans: $ 150
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: I plan on paying this off in 36 months or sooner if at all possible. (Aug-19-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Russh	$25.00	$25.00	8/19/2009 3:14:48 PM
IPG1	$25.00	$25.00	8/21/2009 10:12:14 AM
macbeck22	$50.00	$50.00	8/22/2009 7:14:01 AM
wauktown62	$25.00	$25.00	8/22/2009 5:43:46 PM
studenttenorio	$25.00	$25.00	8/23/2009 10:31:22 AM
hektek22	$300.00	$300.00	8/24/2009 5:19:53 AM
california5andime	$25.00	$25.00	8/24/2009 8:14:12 AM
winger66	$33.37	$33.37	8/24/2009 8:23:49 AM
kindness-jedi	$25.00	$25.00	8/24/2009 9:58:07 AM
mpatrick	$100.00	$100.00	8/22/2009 5:47:43 PM
twjh	$25.00	$25.00	8/22/2009 6:26:16 PM
jimmya	$25.00	$25.00	8/23/2009 8:17:31 AM
money-expert	$25.00	$25.00	8/24/2009 6:18:06 AM
bitano	$50.00	$50.00	8/24/2009 6:49:49 AM
IM-SHARKY	$1,000.00	$166.63	8/24/2009 9:54:26 AM
oxnard	$25.00	$25.00	8/24/2009 9:55:39 AM
zxr	$25.00	$25.00	8/24/2009 7:46:20 AM
best-generosity-financier	$25.00	$25.00	8/24/2009 9:56:37 AM
18 bids
Borrower Payment Dependent Notes Series 420449
This series of Notes was issued and sold upon the funding of the borrower loan #38337, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Aug-13-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-27-2009

Starting lender yield:	24.01%	Starting borrower rate/APR:	25.01% / 28.91%	Starting monthly payment:	$39.77
Final lender yield:	13.98%	Final borrower rate/APR:	14.98% / 18.65%	Final monthly payment:	$34.66

Auction yield range:	8.23% - 24.01%	Estimated loss impact:	6.81%
Lender servicing fee:	1.00%	Estimated return:	7.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Dec-1990	Debt/Income ratio:	7%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	13 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	3y 7m
Amount delinquent:	$0	Revolving credit balance:	$7,439	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	49%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	encouraging-dough	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay down Credit Card, Build Rep
Hi,Look, my credit score doesn't represent who I am, but instead what I've done. Yes, I've had a bankruptcy (6 years ago) because an initial business failed and my credit has suffered over the years due to a high amount of high interest credit card debt (about $20k). I've grown up under the strict philosophy of paying your bills on time and despite having probably 15 credit cards I bet I haven't been more than a few days late more than a few times. I'm serious about paying on time and check my online balances every single day (often multiple times a day).Things are solid here. Heck, I have nearly $5,000 credit available at 25% interest rate if I wanted to use it, but I'm hoping that I can get a lower rate than that. Chase recently closed a couple of our accounts due to the economy and there was around $4,000 available credit prior to that (they just closed them a month or so ago). I'm NOT desperate but AM looking to build a history of solid payments with Prosper.I'm making $70k+ at work, have a Google Adwords business that isn't quite making the $700+ per month it was prior to the economy collapse but after dropping down to breaking even its back up to around $300+ extra monthly. My wife works part time at the church where our 2.5 year old goes there (we have one child) and pulls an extra $300 or so per month. Our expenses are very reasonable, most of it going to debt payments. We rent our house at just $875 from the owners of the house which are my parents so it works out great for us: no mortgage or taxes. We own both of our cars and drive reliable cars, a 2001 Infiniti I30 and my car a very reasonable 1993 Honda Del Sol (36+ MPG baby!). I'm looking to build a credit history with Prosper and pay down some debt. Period. I'm not desperate and not trying to scam you. I pay my bills on time EVERY TIME. Now, don't get me wrong. NOBODY can afford 30% interest rate. Not the middle class, not the upper class, not even Corporations or Governments can afford that rate. If that's the lowest rate that you'll lend to me then I'll pay it off as quickly as I can. I have credit available and will move money around to pay the highest rates that I'm carrying. I hope that I've explained who I am and although I'm sure every poor, desperate person says that they'll pay you back even when there's no chance they will, but I'm serious about my debt and obligations and you WILL get paid back.Thank you so much!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: It certainly depends on the interest rate. If the loan percent exceeds 30% APR then it'd be my highest loan rate and therefore would be more likely to be paid off. If its under 25% then it'll be in the same range as some of my other higher-rate rates so they'll be no rush for me to do so. I'm looking to log in as many payments into Prosper as possible and continue to move money from traditional credit card vendors into this marketplace system. (Aug-15-2009)
Q: What computer languages and/or database systems do you program in ? - mjerryfirst
A: mjerryfirst asked me a bunch of questions that might be interesting so I'll post as much as I can here. I owe ranging from a few hundred dollars to several thousand dollars. APR ranges anywhere from 13.25% percent up to 29.99%. Our rent is the main expense at $875 per month. I'm going to have a $400 per month payment with the IRS for the next 8 months or so, $160 for power, $100 cell phone, $60 phone/DSL,$120 for my son's pre-school, a couple hundred a month in medical deductables/payment (Aug-16-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ShermanSteve	$25.00	$25.00	8/25/2009 7:56:54 PM
barflyer	$25.00	$25.00	8/26/2009 12:58:10 PM
scooter65	$40.00	$40.00	8/26/2009 4:25:56 PM
Astyanax	$25.00	$25.00	8/26/2009 10:49:48 PM
plaudvr07	$50.00	$50.00	8/26/2009 10:33:18 PM
macbeck22	$50.00	$50.00	8/27/2009 10:57:26 AM
d34dfish	$25.00	$25.00	8/27/2009 11:05:36 AM
Leshan	$50.00	$50.00	8/27/2009 12:08:18 PM
MomB	$25.00	$25.00	8/27/2009 11:27:27 AM
Stahl	$25.00	$25.00	8/27/2009 11:41:46 AM
rockymtbob	$25.00	$25.00	8/27/2009 2:55:51 PM
vikings23	$25.00	$25.00	8/27/2009 1:37:57 PM
best-generosity-financier	$25.00	$25.00	8/27/2009 4:25:59 PM
Rob717171	$100.00	$100.00	8/27/2009 3:35:19 PM
ElkGrove32	$25.00	$25.00	8/27/2009 3:23:16 PM
Engineer44	$25.00	$25.00	8/27/2009 4:29:10 PM
LarryNY	$25.00	$25.00	8/20/2009 3:13:50 PM
Jinja	$25.00	$25.00	8/26/2009 6:55:12 AM
engbusres	$49.00	$49.00	8/26/2009 9:18:33 PM
Mission1	$25.00	$25.00	8/26/2009 9:33:15 PM
kindness-jedi	$25.00	$1.00	8/27/2009 10:41:45 AM
ussugm	$25.00	$25.00	8/27/2009 7:19:28 AM
jasunshine	$25.00	$25.00	8/27/2009 7:55:40 AM
kazanov	$50.00	$50.00	8/27/2009 1:14:00 PM
redrose1518	$35.00	$35.00	8/27/2009 1:19:56 PM
PotBellyPete	$25.00	$25.00	8/27/2009 12:54:32 PM
realtormoises	$25.00	$25.00	8/27/2009 12:08:49 PM
Ray3486	$25.00	$25.00	8/27/2009 4:08:16 PM
klemer	$25.00	$25.00	8/27/2009 4:16:37 PM
Bill88	$25.00	$25.00	8/27/2009 3:24:27 PM
yu-rik	$50.00	$50.00	8/27/2009 3:52:00 PM
31 bids